EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Reg. No. [333-157999]) of BioMimetic Therapeutics, Inc. of our report dated June [        ], 2011, with respect to the financial statements and supplemental schedule of BioMimetic Therapeutics, Inc. 401(k) Profit Sharing Plan & Trust included in this Annual Report on Form 11-K for the year ended December 31, 2010.

/s/ Lattimore, Black, Morgan & Cain, PC

Brentwood Tennessee
June 27, 2011